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                                                                     Exhibit 5.1

                                      November 22, 1999



PurchasePro.com, Inc.
3291 N. Buffalo Drive
Las Vegas, NV 89129


         Re:    Registration Statement on Form S-8


Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by PurchasePro.com, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 4,500,000 shares of the common stock of the Company pursuant to the Purchase Pro International, Inc. 1998 Stock Option and Incentive Plan, and the Stock Plan of PurchasePro.com, Inc. (together the "Plans"), it is our opinion that such shares, when issued and sold in accordance with the Plans, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                               Very truly yours,

                               /s/ PILLSBURY MADISON & SUTRO LLP

                               PILLSBURY MADISON & SUTRO LLP


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